Exhibit 10.1

THE SECURITIES OFFERED INVOLVE A HIGH DEGREE OF RISK AND MAY RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT. ANY PERSON CONSIDERING THE PURCHASE OF THESE SECURITIES SHOULD CONSULT WITH HIS, HER OR ITS LEGAL, TAX AND FINANCIAL ADVISORS PRIOR TO MAKING AN INVESTMENT IN SECURITIES. THE SECURITIES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE ALL OF THEIR INVESTMENT.

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (the “Agreement”), dated as of May 15, 2018 (the “Agreement”), is entered into between SAVSU Technologies, Inc., a Delaware corporation (formerly biologistex CCM, LLC, the “Company”) and BioLife Solutions, Inc., a Delaware corporation (“BLFS”), and Savsu Technologies, LLC (“Savsu” and together with BLFS, each a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, in the aggregate, 1,616 shares (the “Shares”) of common stock, par value $0.001 per share (“Common Stock”), of the Company at a purchase price of $1,000 per share (the “Purchase Price”) as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

1.            Purchase and Sale of the Shares.

a.        BLFS. Upon the terms and subject to the conditions set forth herein, BLFS agrees to purchase, and the Company agrees to sell, within three (3) business days following the date hereof (the “BLFS Closing Date”), $1,000,000 (the “BLFS Subscription Amount”) of Shares. On the BLFS Closing Date, BLFS shall deliver to the Company, via wire transfer or a certified check, immediately available funds equal to the BLFS Subscription Amount and the Company shall deliver to BLFS 1,000 Shares.

b.       Savsu. Upon the terms and subject to the conditions set forth herein, Savsu agrees to purchase, and the Company agrees to sell, in one or more closings beginning on the date hereof and ending on September 1, 2018 (subject to a sixty (60) day extension, the “Final Closing Date”, and each such closing date, a “Savsu Closing Date”), up to $615,993 (the “Savsu Subscription Amount”) of Shares. On the BLFS Closing Date, the Company shall deliver to Savsu 616 Shares against a subscription receivable payable by Savsu to the Company (it being acknowledged and agreed that such Shares shall be subject to cancelation and the other restrictions as set forth in Section 2 herein). Thereafter, on each Savsu Closing Date, Savsu shall deliver to the Company, via wire transfer or a certified check, immediately available funds equal to all or any portion of the Savsu Subscription Amount, which such payment shall be credited towards payment of the subscription receivable.

c.       Closing. Upon satisfaction of the covenants and conditions set forth herein, each closing (“Closing”) shall occur at the offices of Ellenoff Grossman & Schole LLP or such other location as the parties shall mutually agree.

d.        Closing Conditions.

i.       The obligations of the Company hereunder in connection with each Closing are subject to the following conditions being met:

1.	the accuracy in all material respects on the respective Closing Date of the representations and warranties of the specific Purchaser contained herein; and

2.	all obligations, covenants and agreements of such Purchaser required to be performed at or prior to the Closing Date shall have been performed.

ii.      The respective obligations of the Purchasers hereunder in connection with each Closing are subject to the following conditions being met:

1.	the accuracy in all material respects when made and on such Closing Date of the representations and warranties of the Company contained herein;

2.	all obligations, covenants and agreements of the Company required to be performed at or prior to such Closing Date shall have been performed;

3.

the Company shall have filed all necessary documentation with the Secretary of State of Delaware to complete its conversion from a limited liability company to a corporation and the conversion of the Company shall have been deemed effective; and

4.	each of BLFS and Savsu shall have signed that certain Stockholders Agreement, dated as of May 15, 2018, and attached as Exhibit A hereto (the “Stockholders Agreement”).

2.           Savsu Shares. In accordance with Section 1(b) above, on the BLFS Closing Date, the Company shall issue to Savsu 616 Shares representing payment in full of Savsu’s Subscription Amount. Such Shares shall be issued to Savsu against a subscription receivable equal to Savsu’s Subscription Amount to be paid by Savsu to the Company prior to the Final Closing Date. If Savsu has not paid all or any portion of its Subscription Amount on the Final Closing Date, any Shares that have not been paid for in full shall be automatically canceled on the books and records of the Company and Savsu shall deliver any certificate representing such Shares to the Company for cancelation (it being understood that if Savsu has made partial payment for such Shares, the Company shall deliver a new certificate to Savsu representing the number of Shares that Savsu paid for in full). The certificate issued to Savsu on the BLFS Closing Date shall contain customary restrictive legends and shall also include the following restrictive legend until such Shares have been paid for in full:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED AS TO TRANSFER IN ALL RESPECTS AND ARE SUBJECT TO CANCELATION BY THE TERMS AND CONDITIONS OF THAT SHARE PURCHASE AGREEMENT, DATED MAY __, 2018, BY AND BETWEEN SAVSU TECHNOLOGIES, INC., BIOLIFE SOLUTIONS, INC. AND SAVSU TECHNOLOGIES LLC, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE ISSUER WILL FURNISH WITHOUT CHARGE A COPY OF SAID AGREEMENT TO ANY PARTY HAVING A VALID INTEREST THEREIN. ANY TRANSFER OF SUCH SECURITIES OTHER THAN IN ACCORDANCE WITH THE SHARE PURCHASE AGREEMENT SHALL BE NULL AND VOID.

3.         BLFS Option. If, on the Final Closing Date (which, for the avoidance of doubt, is October 30, 2018, inclusive of the sixty (60) day extension), Savsu has not purchased its full Subscription Amount, in addition to the cancelation of the applicable Savsu Shares in accordance with this Agreement, BLFS shall have the right, but not the obligation, to purchase for $1,000,000 such number of shares of Common Stock of the Company that shall increase BLFS’ total ownership of the Company to fifty one percent (51%) (the “BLFS Option Shares”). BLFS shall have the right to purchase the BLFS Option Shares beginning on October 31, 2018 through December 15, 2018.

4.           Acknowledgment of Ownership. The parties hereto acknowledge and agree that the capitalization of the Company is as follows: (i) as of the date hereof, BLFS owns 2,775 shares of Common Stock (or 25.75% of the outstanding Common Stock) and Savsu owns 8,000 shares of Common Stock (or 74.25% of the outstanding Common Stock); and (ii) following the BLFS Closing Date, BLFS shall own 3,775 shares of Common Stock (or 30.47% of the outstanding Common Stock) and Savsu shall own 8,616 shares of Common Stock (or 69.53% of the outstanding Common Stock). Notwithstanding the foregoing, Savsu’s ownership of Common Stock following the BLFS Closing Date is subject in all respects to Savsu’s payment of the subscription receivable to the Company on or prior to the Final Closing Date.

5.          Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of each Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

a.     Purchaser is an “accredited investor” as defined by Rule 501 under the Act and Purchaser is capable of evaluating the merits and risks of Purchaser’s investment in the Shares and has the ability and capacity to protect Purchaser’s interests.

b.     Purchaser understands that the Shares have not been registered and will not be registered under the Act. Purchaser understands that the sale of Shares to Purchaser will not be required to be registered under the Act on the ground that the issuance thereof is exempt under Section 4(a)(2) of the Act as a transaction by an issuer not involving any public offering and that, in the view of the United States Securities and Exchange Commission (the “SEC”), the statutory basis for the exception claimed would not be present if any of the representations and warranties of Purchaser contained in this Agreement are untrue or, notwithstanding the Purchaser’s representations and warranties, the Purchaser currently has in mind acquiring any of the Shares for resale upon the occurrence or non-occurrence of some predetermined event.

c.     Purchaser acknowledges and understands that the Shares are being purchased for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part thereof for any particular price, or at any particular time, or upon the happening of any particular event or circumstances, except selling, transferring, or disposing the Shares made in full compliance with all applicable provisions of the Act, the rules and regulations promulgated by the SEC thereunder, and applicable state securities laws; and that an investment in the Shares is not a liquid investment.

d.     Purchaser acknowledges that the Shares are speculative and involve a high degree of risk and that Purchaser can bear the economic risk of the purchase of the Shares, including a total loss of its investment. Purchaser acknowledges that the Shares must be held indefinitely unless subsequently registered under the Act or unless an exemption from such registration is available. Purchaser is aware of the provisions of Rule 144 promulgated under the Act which permit limited resale of common stock subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the common stock, the availability of certain current public information about the Company. In the event that the Company determines to register the Shares under the Act, Purchaser agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a registration statement, unless such Purchaser notifies the Company in writing of Purchaser’s election to exclude all of Purchaser’s Shares from the registration statement. Upon effectiveness of the registration statement, Purchaser further agrees that it will comply with the prospectus delivery requirements of the Act as applicable to it in connection with sales of Shares pursuant to such registration statement.

e.     Purchaser acknowledges that Purchaser has had the opportunity to ask questions of, and receive answers from the Company or any person acting on its behalf concerning the Company and its business and to obtain any additional information, to the extent possessed by the Company (or to the extent it could have been acquired by the Company without unreasonable effort or expense) necessary to verify the accuracy of the information received by Purchaser. In connection therewith, Purchaser acknowledges that Purchaser has had the opportunity to discuss the Company’s business, management and financial affairs with the Company’s management or any person acting on its behalf. Purchaser has received and reviewed all the information, both written and oral, that it desires. Without limiting the generality of the foregoing, Purchaser has been furnished with or has had the opportunity to acquire, and to review, all information, both written and oral, that it desires with respect to the Company’s business, management, financial affairs and prospects. In determining whether to make this investment, Purchaser has relied solely on Purchaser’s own knowledge and understanding of the Company and its business based upon Purchaser’s own due diligence investigations and the information furnished pursuant to this paragraph. Purchaser understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this paragraph and Purchaser has not relied on any other representations or information.

f.     Purchaser has all requisite legal and other power and authority to execute and deliver this Agreement and to carry out and perform Purchaser’s obligations under the terms of this Agreement. This Agreement constitutes a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other general principals of equity, whether such enforcement is considered in a proceeding in equity or law.

g.     Purchaser acknowledges that Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares and of making an informed investment decision. Purchaser has carefully considered and has discussed with the Purchaser’s professional legal, tax, accounting and financial advisors, to the extent the Purchaser has deemed necessary, the suitability of this investment and the transactions contemplated by this Agreement for the Purchaser’s particular federal, state, local and foreign tax and financial situation and has determined that this investment and the transactions contemplated by this Agreement are a suitable investment for the Purchaser. Purchaser relied solely on such advisors and not on any statements or representations of the Company or any of its agents. Purchaser understands that Purchaser shall be responsible for Purchaser’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

h.     Purchaser is aware that the Shares are and will be, when issued, “restricted securities” as that term is defined in Rule 144 of the general rules and regulations under the Act. Purchaser understands that any and all certificates representing the Shares and any and all securities issued in replacement thereof or in exchange therefor shall bear the following legend or one substantially similar thereto, which Purchaser has read and understands:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE REASONABLE SATISFACTION OF THE ISSUER.”

i.     Purchaser is aware that the Shares are and will be, when issued, subject to the rights and restrictions as set forth in the Stockholders Agreement. Purchaser understands that any and all certificates representing the Shares and any and all securities issued in replacement thereof or in exchange therefor shall bear the following legend or one substantially similar thereto, which Purchaser has read and understands:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED AS TO TRANSFER BY THE TERMS AND CONDITIONS OF THAT CERTAIN STOCKHOLDERS AGREEMENT OF THE ISSUER DATED AS OF MAY __, 2018 AS IT MAY BE FURTHER AMENDED IN ACCORDANCE WITH THE TERMS THEREOF, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE ISSUER WILL FURNISH WITHOUT CHARGE A COPY OF SAID AGREEMENT TO ANY PARTY HAVING A VALID INTEREST THEREIN. ANY TRANSFER IF SUCH SECURITIES OTHER THAN IN ACCORDANCE SHALL BE NULL AND VOID.”

j.

k.     The execution, delivery and performance of this Agreement by Purchaser will not conflict with or result in the breach of any term or provision of, or violate or constitute a default under, any material agreement to which Purchaser is a party or by which Purchaser is in any way bound or obligated.

6.            Representations, Warranties and Covenants of the Company. The Company represents, warrants and covenants to Purchasers as follows:

a.     The Company is duly organized and validly existing as a corporation in good standing under the laws of Delaware.

b.     The Company has all such corporate power and authority to enter into, deliver and perform this Agreement.

c.     All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement by the Company, and the issuance and sale of the Shares to be sold by the Company pursuant to this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

7.        Indemnification. Purchasers agree to indemnify and hold harmless the Company, its shareholders, officers, directors, employees, promissory noteholders (if applicable) and affiliates, and any person acting on behalf of the Company, from and against any and all damage, loss, liability, cost and expense (including reasonable attorneys’ fees and court costs) which any of them may incur by reason of the failure by Purchasers to fulfill any of the terms and conditions of this Agreement, or by reason of any breach of the representations and warranties made by each Purchaser herein, or in any other document provided by each Purchaser to the Company. All representations, warranties and covenants of each Purchaser and the Company contained herein shall survive the acceptance of this subscription.

8.             Miscellaneous.

a.     Each Purchaser agrees not to transfer or assign this Agreement or any of such Purchaser’s interest herein and further agrees that the transfer or assignment of the Shares acquired pursuant hereto shall be made only in accordance with all applicable laws.

b.     Each Purchaser agrees that such Purchaser cannot cancel, terminate, or revoke this Agreement or any agreement of such Purchaser made hereunder, and this Agreement shall survive the death or legal disability of each Purchaser and shall be binding upon each Purchaser’s heirs, executors, administrators, successors, and permitted assigns.

c.     Purchaser has read and has accurately completed this entire Agreement.

d.     This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a written execution by all parties.

e.     Each Purchaser acknowledges that it has been advised to consult with its own attorney regarding this subscription and each Purchaser has done so to the extent that Purchaser deems appropriate.

f.     Any notice or other document required or permitted to be given or delivered to a Purchaser shall be in writing and sent (i) by fax if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid) or (c) by a recognized overnight delivery service (with charges prepaid).

g.     Failure of the Company to exercise any right or remedy under this Agreement or any other agreement between the Company and the Purchasers, or otherwise, or delay by the Company in exercising such right or remedy, will not operate as a waiver thereof. No waiver by the Company will be effective unless and until it is in writing and signed by the Company.

h.     This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Delaware, as such laws are applied by the Delaware courts to agreements entered into and to be performed in Delaware by and between residents of Delaware, and shall be binding upon each Purchaser, Purchaser’s heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company, its successors and assigns.

i.     If any provision of this Agreement is held to be invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provisions hereof.

j.     The parties understand and agree that money damages would not be a sufficient remedy for any breach of the Agreement by the Company or a Purchaser and that the party against which such breach is committed shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach by either party of the Agreement but shall be in addition to all other remedies available at law or equity to the party against which such breach is committed.

k.     All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, singular or plural, as identity of the person or persons may require.

l.     This Agreement may be executed in counterparts and by facsimile, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

SAVSU TECHNOLOGIES, INC.

By:	/s/ Dana E. Barnard
Name: Dana E. Barnard
Title: Chief Executive Officer

BIOLIFE SOLUTIONS, INC.

By:	/s/ Roderick de Greef
Name: Roderick de Greef
Title: Chief Financial Officer

SAVSU TECHNOLOGIES LLC

By:	/s/ Dana E. Barnard
Name: Dana E. Barnard
Title: Manager

[Signature Page to Share Purchase Agreement]